    As filed with the Securities and Exchange Commission on August 3, 2000
                                                    Registration No. 333-_______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ___________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                              ___________________

                          LOCKHEED MARTIN CORPORATION
            (Exact name of registrant as specified in its charter)

                              ___________________

                 Maryland                                  52-11893632
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                             6801 Rockledge Drive
                           Bethesda, Maryland 20817
                                (301) 897-6000
                   (Address of principal executive offices)

              COMSAT Corporation Savings and Profit-Sharing Plan

                           (Full title of the plan)

                                ______________

                           Marian S. Block, Esquire
                 Vice President and Associate General Counsel
                          Lockheed Martin Corporation
                             6801 Rockledge Drive
                           Bethesda, Maryland  20817
                                (301) 897-6000

   (Name and address and telephone number, including area code, of agent for service)

                              ___________________

                            CALCULATION  OF REGISTRATION  FEE

---------------------------------------------------------------------------------------------
                                            Proposed          Proposed
                                            Maximum           Maximum
Title of                   Amount           offering          aggregate         Amount of
securities                 to be            price             offering          registration
to be registered           registered/(1)/  per share         price             fee
-----------------------  -----------------  -----------       ----------------  -------------
Common Stock
$1.00 par value          1,000,000 shares   $27.96875/(2)/  $27,968,750/(2)/  $7,384/(2)/

Interests in the Plan    -----              -----             -----             ------
---------------------------------------------------------------------------------------------

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, and pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate number of plan interests to be offered or sold pursuant to the COMSAT Corporation Savings and Profit-Sharing Plan (the "Plan") by reason of certain events specified in the Plan.

(2) Pursuant to Rule 457(h) of the Securities Act, the maximum offering price, per share and in the aggregate, and the registration fee were calculated based upon the average of the high and low prices of the Common Stock on July 31, 2000, as reported on the New York Stock Exchange.

The Exhibit Index for this Registration Statement is at page 6.

                                    PART I

                          INFORMATION REQUIRED IN THE
                           SECTION 10(a) PROSPECTUS

          The documents containing the information specified in Part I of Form S-8 (plan information and registrant information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                    PART II

                          INFORMATION REQUIRED IN THE
                            REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference

          The following documents filed by the Registrant to which this Registration Statement relates with the Commission are incorporated by reference and made a part hereof:

          (a) The Post-Effective Amendment No.3 to Registrant's Registration Statement on Form S-4 on Form S-8 relating to the Plan filed with the Commission on August 3, 2000 (file number 333-78279).


Item 4.   Description of Securities

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel

          The Opinion of Counsel as to the legality of the securities being registered hereby has been rendered by counsel who is a full-time employee of the Registrant. Counsel rendering such opinion is not eligible to participate in the Plan.

Item 8.   Exhibits

          See the attached Exhibit Index at page 6.

                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bethesda, State of Maryland.

                                   LOCKHEED MARTIN CORPORATION


Date: August 3, 2000           /s/ Marian S. Block
                                   -------------------
                                   By: Marian S. Block
                                   Vice President and Associate General Counsel

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the date indicated.

          Signature                          Title                                  Date
          ---------                          -----                                  ----
/s/ Vance D. Coffman                 Chairman of the Board, and Chief            July 20, 2000
------------------------------       Executive Officer and Director
Vance D. Coffman*                    (Principal Executive Officer)


/s/ Robert J. Stevens                Executive Vice President and Chief          July 20, 2000
------------------------------       Financial Officer (Principal Financial
Robert J. Stevens*                   Officer)


/s/ Christopher E. Kubasik           Vice President and Controller               July 20, 2000
------------------------------       (Principal Accounting Officer)
Christopher E. Kubasik*


     The registration statement also has been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

   Norman R. Augustine*                      Louis R. Hughes*
   Marcus C. Bennett*                        Caleb B. Hurtt*
   Lynne V. Cheney*                          Gwendolyn S. King*
   Vance D. Coffman*                         Eugene F. Murphy*
   James F. Gibbons*                         James R. Ukropina*
   Edward E. Hood, Jr.*                      Douglas C. Yearley*

By:  /s/ Marian S. Block
     -----------------------
     *Marian S. Block                             August 3, 2000
     (Attorney-in-fact**)

**By authority of Powers of Attorney filed with this registration statement.

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, state of Maryland.


                                        COMSAT CORPORATION
                                        SAVINGS AND PROFIT-SHARING PLAN

Date:  August 3, 2000                  /s/ Joan Kelly
       --------------                  ------------------------------
                                        By: Joan Kelly
                                        Plan Administrator
                                        Vice President, Human Resources

EXHIBIT INDEX

Exhibit
Number    Description
------    -----------

4 COMSAT Corporation Savings and Profit-Sharing Plan (Restated effective January 1, 1995)(1).

5 Opinion of Counsel regarding the legality of the common stock to be issued.

23.1      Consent of Ernst & Young LLP, Independent Auditors.

23.2      Consent of Deloitte & Touche LLP, Independent Auditors.

23.3      Consent of Counsel (included in Exhibit 5).

24        Powers of Attorney.


(1) Previously filed and incorporated by reference from the Registrant's Post Effective Amendment No. 3 to its Registration Statement on Form S-4 on Form S-8 filed with the Commission on August 3, 2000 (registration number 333-78279).